As filed with the Securities and Exchange Commission on August 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONUS NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3387074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Technology Park Drive, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Stock Incentive Plan

(Full title of the plan)

Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer and General Counsel
Sonus Networks, Inc.
4 Technology Park Drive
Westford, Massachusetts 01886

(Name and address of agent for service)

(978) 614-8100

(Telephone number, including area code, of agent for service)

Copies to:

Jonathan Wolfman

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6833

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.001 par value per share	900,000	(2)	$6.78	$6,102,000.00	$707.22

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Consists of 900,000 additional shares issuable under the registrant’s Amended and Restated Stock Incentive Plan, which additional shares were approved by the registrant’s stockholders at the registrant’s annual meeting of stockholders held on June 9, 2017.

(3)         This estimate is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and is based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on August 2, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 900,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s Amended and Restated Stock Incentive Plan (which was formerly known as the registrant’s 2007 Stock Incentive Plan, as amended) and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission:

(1)                                 Registration Statement on Form S-8 (File No. 333-150022), filed on April 1, 2008, relating to 1,900,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan;

(2)                                 Registration Statement on Form S-8 (File No. 333-163684), filed on December 11, 2009, relating to an additional 1,080,540 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended;

(3)                                 Registration Statement on Form S-8 (File No. 333-170285), filed on November 2, 2010, relating to an additional 4,000,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended;

(4)                                 Registration Statement on Form S-8 (File No. 333-190318), filed on August 1, 2013, relating to an additional 4,200,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended;

(5)                                 Registration Statement on Form S-8 (File No. 333-202360), filed on February 27, 2015, relating to an additional 3,096,173 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended;

(6)                                 Registration Statement on Form S-8 (File No. 333-205963), filed on July 30, 2015, relating to an additional 1,400,000 shares of common stock to be offered and sold under the registrant’s 2007 Stock Incentive Plan, as amended; and

(7)                                 Registration Statement on Form S-8 (File No. 333-214314), filed on October 28, 2016, relating to an additional 800,000 shares of common stock to be offered and sold under the registrant’s Amended and Restated Stock Incentive Plan.

Unless otherwise indicated, all references herein to share numbers have been adjusted to give effect to the one-for-five reverse stock split of the registrant’s common stock that was made effective on the NASDAQ Global Select Market as of the commencement of trading on January 30, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)         The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)         The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

(c)          The registrant’s Current Reports on Form 8-K filed with the Commission on May 23, 2017; May 23, 2017; May 24, 2017; June 13, 2017; June 19, 2017; June 21, 2017; and June 29, 2017;

(d)         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above; and

(e)          The descriptions of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission on April 5, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The Exhibit Index immediately following the signature page is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, the Commonwealth of Massachusetts, on August 4, 2017.

SONUS NETWORKS, INC.

By:	/s/ Jeffrey M. Snider
Name:	Jeffrey M. Snider
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Sonus Networks, Inc., hereby severally constitute and appoint Susan Villare and Jeffrey M. Snider, each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sonus Networks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond P. Dolan	President and Chief Executive Officer	August 4, 2017
Raymond P. Dolan	(Principal Executive Officer) and Director

/s/ Susan M. Villare	Interim Chief Financial Officer	August 4, 2017
Susan M. Villare	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard J. Lynch	Chairman	August 4, 2017
Richard J. Lynch

/s/ Matthew W. Bross	Director	August 4, 2017
Matthew W. Bross

/s/ Beatriz V. Infante	Director	August 4, 2017
Beatriz V. Infante

/s/ Howard E. Janzen	Director	August 4, 2017
Howard E. Janzen

/s/ Pamela D.A. Reeve	Director	August 4, 2017
Pamela D.A. Reeve

/s/ John A. Schofield	Director	August 4, 2017
John A. Schofield

/s/ Scott E. Schubert	Director	August 4, 2017
Scott E. Schubert

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1	Power of Attorney (included on the signature page).
99.1

Amended and Restated Stock Incentive Plan, as filed with the registrant’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 13, 2017 and incorporated herein by reference.